Exhibit 10.30

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED PURSUANT TO THE FEDERAL SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”), THE SECURITIES LAWS OF THE COMMONWEALTH OF PENNSYLVANIA OR THE SECURITIES LAWS OF ANY OTHER STATE OR OTHER JURISDICTION. THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THE SECURITIES REPRESENTED BY THIS WARRANT ARE NOT FREELY TRANSFERABLE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR ASSIGNED EXCEPT: (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS; OR (B) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES REPRESENTED BY THIS WARRANT OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE ISSUER OF SUCH SECURITIES, THAT AN EXEMPTION FROM THE ACT IS AVAILABLE AND THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR ASSIGNMENT IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR JURISDICTION.

WARRANT

To Purchase Membership Units of

LTN ACQUISITION, LLC

This certifies that, for One Dollar ($1.00)and other good and valuable consideration, BROOKSIDE MEZZANINE FUND II, L.P. (the “Holder”), a Delaware limited partnership, or its registered assigns, is entitled to purchase from LTN ACQUISITION, LLC (the “Company”), a Delaware limited liability company, at any time within and prior to the expiration of the Exercise Period, up to that number of the Company’s Class A Units (the “Class A Units”) equal to (at the time of exercise) the Warrant Coverage Percentage (as hereinafter defined) of all of the issued and outstanding Class A Units on a Fully-diluted Basis (as hereinafter defined), which as of the date hereof amount to five hundred ninety-eight thousand seven hundred sixty- five (598,765) Class A Units, for an amount equal to the Exercise Price (as hereinafter defined). The number and character of and Exercise Price for the Class A Units covered by this Warrant are subject to adjustment as hereinafter provided. This Warrant (i) is the original Warrant issued by the Company to the Holder pursuant to the provisions of Section 2.1(a)(ii) of the Purchase Agreement (as hereinafter defined), (ii) is being issued in connection with the transactions described in the Purchase Agreement, and (iii) may be exercised, exchanged, and transferred in accordance with the terms below which govern this Warrant.

1.    Definitions; Financial and Accounting Terms.

(a)   Definitions. For the purpose of this Warrant, the following terms shall have the meanings indicated in this Section 1, unless the context clearly requires otherwise:

(i)          “Automatic Exercise Date” has the meaning ascribed to it in Section 2(c) hereof.

(ii)         “Board” means the Board of Managers of the Company, as compromised from time to time pursuant to Section 4.1 of the LLC Agreement.

(iii)        “Borrowers” means, collectively, LTN Staffing, LLC, BG Staffing, LLC, BG Personnel Services, LP, BG Personnel, LP, and B G Staff Services, Inc.

(iv)        “Business Day” has the meaning ascribed to it in the Purchase

Agreement.

(v)         “Capital Stock” means, collectively, the Class A Units, Class A Unit equivalents (including, for purposes hereof, Class B Units), and any other membership interest of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage; provided, however. Capital Stock shall not include any capital stock interests at any time directly or indirectly owned by the Company.

(vi)        “Class A Units” has the meaning ascribed to it in the introductory paragraph of this Warrant.

(vii)       “Class B Units” means membership interests of the Company designated as “Class B Units” under and pursuant to the LLC Agreement.

(viii)      “Closing Date” means the date hereof.

(ix)         “Commission” has the meaning ascribed to it in Section 4(a) hereof.

(x)          “Convertible Securities” means any class or series of securities of the Company, including without limitation, Capital Stock, notes, subscriptions, calls, or debentures, which are convertible at the option of the holder thereof or the Company, or upon the occurrence of certain events, into or exchangeable for Capital Stock.

(xi)         “Debt” has the meaning ascribed to it in the Purchase Agreement.

(xii)        “Event of Default” has the meaning ascribed to it in the Purchase Agreement.

(xiii)       “Exercise Period” means the period commencing on the Closing Date and ending at 5:00 p.m., Eastern Time, on the tenth (10th) anniversary date of the Closing Date.

(xiv)      “Exercise Price” means, with respect to any Warrant Unit, $.01; provided, however, in no event shall the Exercise Price exceed One Hundred Dollars ($100.00) for all of the Warrant Units.

(xv)       “Fully-diluted Basis” means, as at any applicable time, the number of Class A Units that are issued and outstanding assuming the conversion or exchange of all outstanding convertible or exchangeable securities and the exercise of all outstanding warrants, options or other rights to subscribe for or purchase any Class A Units of the Company including (without limitation) this Warrant, the Class A Units into which any Class B Units are convertible, and any warrants, options and other rights outstanding at the time of the execution of this Warrant.

(xvi)      “Fundamental Transaction” has the meaning ascribed to it in Section 6(d) hereof

(xvii)     “GAAP” has the meaning ascribed to it in the Purchase Agreement.

(xviii)    “Holder” means, collectively, the Holder of this Warrant identified in the initial paragraph hereof and any subsequent holder(s) of this Warrant, Warrant Units, or portion thereof, as appropriate.

(xix)       “Liquidity Event” has the meaning ascribed to it in the Purchase Agreement.

(xx)        “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company by and among the Company’s members, including the Holder, as in effect on the Closing Date, and any future modifications and amendments thereof or thereto permitted under and pursuant to the Purchase Agreement.

(xxi)       “Notice of Exercise” means a subscription notice in the form of Schedule “A” attached hereto and made a part hereof.

(xxii)      “Person” has the meaning ascribed to it in the Purchase Agreement.

(xxiii)     “Purchase Agreement” means the Amended and Restated Securities Purchase Agreement dated as of the date hereof by and among the Company, the Borrowers, Brookside Pecks Capital Partners, L.P., Legg Mason SBIC Mezzanine Fund, L.P. and the Holder, and any future modifications and amendments thereof or thereto.

(xxiv)    “Put Rights” means the put rights of the Holder under and pursuant to Section 6.16 of the Purchase Agreement.

(xxv)     “Securities Act” has the meaning ascribed to it in Section 4(a) hereof.

(xxvi)    “Senior Subordinated Note” means the Senior Subordinated Note dated the date hereof in the principal amount of Four Million Dollars ($4,000,000.00) executed and delivered by the Borrowers in favor of the Holder, and any future modifications and amendments thereof or thereto.

(xxvii)   “Tax Distributions” means, collectively, those distributions made pursuant to Section 7.1(a) of the LLC Agreement, but only to the extent permitted under the Purchase Agreement.

(xxviii)   “Warrant” means this original Warrant, and any future modifications and amendments hereof or hereto.

(xxix)     “Warrant Coverage Percentage” means two percent (2%).

(xxx)       “Warrant Register” has the meaning ascribed to it in Section 4(b) hereof.

(xxxi)     “Warrant Units” means the Class A Units purchased upon exercise of this Warrant.

(b)   Other Definitions. Any other capitalized terms used herein which are not defined in Section l(a) hereof or elsewhere in this Warrant, but which are defined in the Purchase Agreement, shall have the meanings ascribed to such terms in the Purchase Agreement.

(c)   Warrant Attributes. It is the intention and the agreement of the Company and the Holder that the Warrant Units shall entitle the Holder thereof to have such rights, privileges and powers set forth in clause (g) below. The Company agrees to act at all times in good faith to implement such agreement including, without limitation, the issuance of Warrant Units upon the exercise of this Warrant in such class or classes of Capital Stock as may be required to comply with such intention and agreement of the Company and the Holder.

(d)   Capital Accounts. It is understood and agreed that, at the time of the acquisition of this Warrant, the Holder shall be entitled to a reallocation of the existing capital accounts of the Company from the then members of the Company as of such exercise in order to ensure that the Holder receives its ownership percentage of any and all distributions (including liquidating distributions) as set forth in clause (g) below and upon the exercise hereunder while the Holder is a member of the Company.

(e)   General Covenant to Implement. Without limiting the generality of any other provision of this Warrant, the Company covenants and agrees to promptly take, or cause to be promptly taken, any and all actions required by the Holder which the Holder’s reasonably requests in order to implement the terms and conditions of this Warrant (including, without limitation, the provisions of Section l(d) hereof) and provide the Holder with the rights and privileges set forth in this Warrant and the LLC Agreement.

(f)    GAAP. Except as otherwise provided in the definitions or text herein, financial and accounting terms used in the definitions or elsewhere in this Warrant, shall be defined in accordance with GAAP consistent with the historical preparation of the Company’s financial statements, provided such were prepared in accordance with GAAP.

(g)   Rights as a Holder. The Company and the Holder agree that, whether or not the Warrant has been exercised, Holder, while it owns any Warrants is intended to be treated as a partner in the Company for federal income tax purposes (and state income tax purposes where applicable) as of the issue date of the Warrant, owning Class A Units for federal income tax purposes (and state income tax purposes where applicable) corresponding to the Class A Units for which the Warrant is exercisable; provided, however, that the Holder shall not be treated as a partner, member or equity holder in the Company in any respect for state business organization law purposes except as otherwise required hereunder. The Company agrees that it shall maintain capital accounts, make distributions, including without limitations tax distributions, and allocate income, gain, loss, expense, credit and liabilities in a manner consistent with this intended treatment and shall otherwise apply the LLC Agreement for income tax purposes in a manner consistent with this Section. The Company and the Holder agree that they shall file, and shall cause each of their members to file, all their respective tax returns and reports in a manner consistent with this section until such time as they are required to take an inconsistent position therewith as a the result of a determination within the meaning of Code section 1313 (or similar state law).

2.    Exercise of Warrants; Automatic Exercise.

(a)    Method of Exercise. This Warrant may be exercised in whole (but not in part) during the Exercise Period by the surrender of this Warrant, properly endorsed, at the principal office of the Company, during normal business hours on any Business Day together with the election forms and Investment Representation Statement in the form of Exhibit “A” attached hereto and the Holder’s agreement to be bound by the LLC Agreement by executing and delivering a joinder thereto in the form required thereby and made a part hereof duly completed and upon payment to it (i) in cash payable to the Company, (ii) by check, certified check or bank draft payable to the Company, (iii) by tender of the Senior Subordinated Note as provided in Section 2(e) hereof, or (iv) in the event of a cashless exercise pursuant to Section 2(d) hereof, with the Net Issue Election Notice attached hereto as Exhibit “B” duly executed and completed, or by some combination of (i), (ii), (iii) and (iv), in each case in the amount of the Exercise Price for the Warrants so exercised in respect of the Warrant Units being purchased as part of such exercise, together with an executed Notice of Exercise. The persons entitled to the Warrant Units so purchased shall be treated for all purposes as the holders of such Warrant Units as of the close of business on the date of exercise provided that the conditions specified in this Section 2(a) have been satisfied on such date or such later date as such conditions are first satisfied. Certificates for the Warrant Units so purchased (if the LLC Agreement provides that the Class A Units are to be certificated) shall be issued and delivered to the Persons so entitled within a reasonable time, not exceeding ten (10) days, after such exercise.

(b)   Rights as Member. Until such time as this Warrant is exercised in accordance herewith, the Holder hereof shall have no rights as a member of the Company solely by reason of its interest under this Warrant.

(c)   Automatic Exercise. If any portion of this Warrant remains unexercised immediately prior to the expiration of the Exercise Period and the fair market value, as determined below, of one Class A Unit immediately prior to the expiration of the Exercise Period is greater than the Exercise Price as of such date, then this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business prior to the expiration of the Exercise Period (the “Automatic Exercise Date”) in the manner set forth in Section 2(d) hereof, and the Holder shall be treated for all purposes as the holder of record of such Warrant Units as of the close of business on such Automatic Exercise Date. If so exercised in accordance with this Section 2(c), this Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 2(c) without any action by the Holder. As promptly as is reasonably practicable on or after the Automatic Exercise Date, but in no event prior to the date on which this Warrant is surrendered to the Company at the principal office of the Company, during normal business hours on any Business Day, the Company, at its expense, shall issue and deliver to the Holder a certificate or certificates (if the LLC Agreement provides that the Class A Units are to be certificated) for the number of Warrant Units issuable upon such exercise, in accordance with Section 2(d) hereof.

(d)   Cashless Exercise Feature. In addition to and without limiting the rights of the Holder hereof under the terms of this Warrant the Holder may elect to receive, without the payment by the Holder of the Exercise Price, Warrant Units equal to the value of this Warrant or any portion hereof by the surrender of this Warrant together with the Net Issue Election Notice annexed hereto as Exhibit “B” duly executed and completed, at the office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day during the Exercise Period. Thereupon, the Company shall issue to the Holder such number of fully paid nonassessable Warrant Units, as is computed using the following formula:

X = Y(A-B)

A

where:

X =	the number of Class A Units to be issued to the Holder upon such exercise of the rights under this Section 2(d);
Y =	the total number of Class A Units covered by this Warrant which the Holder has surrendered for cashless exercise;
A =	the “fair market value” of one Class A Unit on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein; and
B =	the Exercise Price in effect under this Warrant on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein.

For purposes of the above calculation, fair market value of one Class A Unit shall be determined by the Board in good faith; provided, however, that if a public market for the Class A Units exists at the time of such exercise, the fair market value per Class A Unit shall be the average over the five (5) trading days prior to the date of determination of fair market value of (a) the average of the closing bid and asked prices of the Class A Units quoted in the Over-the-Counter Market Summary or (b) the last reported sale price of the Class A Units or the closing price quoted on any exchange on which the Class A Units are listed, whichever is applicable, in each case as published in the Eastern Edition of The Wall Street Journal. Notwithstanding the foregoing, in the event this Warrant is exercised in connection with the Company’s initial public offering of Class A Units, the fair market value per Class A Unit shall be the per Class A Unit (or as converted to common stock, as applicable) offering price to the public of the Company’s initial public offering. For purposes of Rule 144 under the Securities Act (17 CFR §230.144), the Company and the Holder agree that the exercise of this Warrant in accordance with this Section 2(d) shall be deemed to be a conversion of such portion of the Warrant, pursuant to the terms hereof, into Class A Units.

(e)    Payment in Note. To the extent that the Holder surrenders with this Warrant the Senior Subordinated Note then held by such Holder, as provided above, such Holder shall be deemed to have paid that portion of the Exercise Price equal to one hundred percent (100%) of the principal amount of the Senior Subordinated Note, which the Holder thereof directs the Company to accept as payment of the Exercise Price, the Senior Subordinated Note shall be delivered to the Company for cancellation, and, to the extent that the principal amount of the Senior Subordinated Note is greater than the amount of the Exercise Price paid by the surrender thereof, the Company shall execute and deliver a new Senior Subordinated Note to the tendering holder thereof, having an outstanding principal amount equal to the amount not so applied to payment of the Exercise Price. At the time of the issuance of the Warrant Units pursuant to the exercise of this Warrant, the Company shall pay all accrued and unpaid interest on the portion of the principal amount of the Senior Subordinated Note of such Holder canceled pursuant to this Section 2(e) up to but excluding the date of such issuance. For purposes of Rule 144 under the Securities Act (17 C.F.R. § 230.144), the Company and the Holder agree that a tender of the Senior Subordinated Note in payment of the Exercise Price in respect of this Warrant shall not be deemed a prepayment of the Senior Subordinated Note, but rather a conversion of the Senior Subordinated Note, pursuant to the terms of this Warrant, into Warrant Units.

3.     Exchange. Warrants are exchangeable, upon the surrender thereof by the Holder thereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to purchase the number of Class A Units purchasable under the Warrants being exchanged, each of such new Warrant to represent the right to subscribe for and purchase such portion of the aggregate number of Class A Units represented by all Warrants as shall be designated by such Holders at the time of such surrender.

4.     Transfer.

(a)    Transferability of Warrant. Subject to the Holder’s compliance with applicable securities laws and the provisions of this Warrant, this Warrant is transferable, only in whole, at the principal office of the Company by the Holders thereof in person or by duly authorized attorney, upon presentation of this Warrant, properly endorsed, for transfer. Prior to any proposed transfer of this Warrant or the Warrant Units, unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144 of the Securities Act) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Warrant or Warrant Units, as applicable, may be effected without registration under the Securities Act and any applicable state securities laws, or (ii) a “no action” letter from the Securities Exchange Commission (the “Commission”) to the effect that the transfer of such Warrant or Warrant Units, as applicable, without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Warrant or Warrant Units, as applicable, shall be entitled to transfer the Warrant or Warrant Units, as applicable, in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any Affiliate of such Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Warrant or Warrant Units, as applicable, transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. Holder agrees that this Warrant, when endorsed in blank, may be deemed negotiable, and that the Holder, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner thereof for any purpose and as the persons entitled to exercise the rights represented by this Warrant, or to the transfer thereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered Holder thereof as the owner thereof for all purposes.

(b)   Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change such Holder’s address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

5.    Certain Representations, Warranties and Covenants of the Company.

(a)   Warrant Coverage; Status of Warrant Units. The Company represents, warrants, covenants and agrees that the Warrant Units constitute the Warrant Coverage Percentage of the issued and outstanding Class A Units of the Company on a Fully-diluted Basis as of the date of exercise and that all Warrant Units which may be issued upon the exercise of this Warrant in accordance with the terms hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, encumbrances, options, call rights, preemptive rights, rights of first refusal, other refusal rights, restrictions and other charges with respect to the issue thereof, other than restrictions on transferability hereunder, restrictions on transferability under Federal and state securities laws and the provisions of the LLC Agreement; and, if any other outstanding shares of Capital Stock are then listed on a national or regional securities exchange, will be so listed.

(b)   Company Covenants. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised or the Company has obligations hereunder, (i) the Company shall, at all times, have authorized and reserved (or made other adequate provision) for the purpose of issue upon exercise of the rights evidenced by this Warrant, a sufficient number of Class A Units to provide for the exercise of the rights represented by this Warrant (if applicable), (ii) the Company will not take any action or cause or permit any action to be taken that would cause the Exercise Price, if this Warrant were exercised for all Warrant Units, to exceed One Hundred Dollars ($100.00), (iii) except as otherwise provided in the LLC Agreement, the Company shall provide the Holder with at least fifteen (15) days’ advance written notice prior to any redemption, optional or mandatory, of any of the Class A Units provided that no such redemption shall be permitted unless and to the extent expressly allowed under the Purchase Agreement), (iv) the Company will not, by amendment of its certificate of organization or the LLC Agreement or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder, and (v) the Company will provide the Holder and its affiliates with a right to participate in any transfer, sale and assignment of any Class A Units or Class B Units in accordance with the provisions of Sections 10.2 (Right of First Refusal) and Section 10.3 (Tag-Along Rights) of the LLC Agreement.

6.     Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

(a)   Reclassification, Etc. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, by reclassification of securities or otherwise (other than a change in par value), shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price shall be appropriately adjusted, all subject to further adjustment as provided in this Section 6.

(b)   Splits: Dividends; Subdivisions; Combinations. If after the date hereof the Company shall subdivide the Class A Units, by split-up or otherwise, or combine the Class A Units, the number of Class A Units issuable on the exercise of this Warrant shall forthwith be (i) proportionately increased in the case of a subdivision, or (ii) proportionately decreased in the case of a combination, and the Exercise Price shall be proportionately decreased or increased, as appropriate.

(c)    Adjustments for Distributions in Other Securities or Property. If, at any time while this Warrant or any portion hereof remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist or any other Capital Stock at the time shall have received, or, on or after the record date fixed for the determination of eligible members, shall have become entitled to receive, without payment therefor, other or additional securities or property (including cash) of the Company by way of dividend or distribution (other than Tax Distributions), then and in each case, this Warrant shall represent the right to receive (and the Holder shall receive from the Company) concurrently with the making of such dividend or distribution, in addition to the securities receivable upon exercise of this Warrant and without payment of any additional consideration therefor, the amount of such other or additional securities or property (including cash) of the Company that the Holder would receive had the Holder exercised this Warrant in its entirety on the date hereof and had thereafter held such securities, giving effect to all adjustments required during such period pursuant to the provisions of this Section 6.

(d)   Fundamental Transactions. If, at any time while this Warrant or any portion hereof is outstanding and unexpired, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision, an adjustment for which is otherwise provided for in this Section 6) or (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity or a merger (including a reverse triangular merger) in which the Company is the surviving entity but the Company’s Capital Stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise (collectively, a “Fundamental Transaction”), then, as a part of such Fundamental Transaction, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of securities or property of the successor entity resulting from such Fundamental Transaction that a holder of Class A Units deliverable upon exercise of this Warrant would have been entitled to receive in such Fundamental Transaction if this Warrant had been exercised immediately before such Fundamental Transaction, all subject to further adjustment as provided in this Section 6. To the extent applicable, the foregoing provisions of this Section 6(c)shall similarly apply to successive Fundamental Transactions and to the securities of any other entity that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares of Capital Stock in connection with any such Fundamental Transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board. In all events, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Fundamental Transaction, to the end that the provisions of this Warrant shall be applicable thereafter, as near as reasonably may be, in relation to any securities or other property deliverable after that event upon exercise of this Warrant.

(e)   Preemptive Rights. In connection with the Company’s issuance of additional Units for the purposes of raising additional equity as permitted under and pursuant to Section 7.4(i) of the Purchase Agreement, the Company shall provide the Holder with a preemptive right to purchase its respective pro-rata share of such Units in accordance with the provisions of Section 6.2 of the LLC Agreement.

(f)    Other Action Affecting Class A Units. In addition to all other rights and protections afforded by this Section 6, in case after the date hereof, the Company shall take any action affecting the Class A Units, other than an action described in any of the foregoing Sections 6(a) through 6(e) hereof, which in the opinion of the Board would or could reasonably be expected to have a material adverse effect upon the rights of the Holder or the number of Class A Units purchasable hereunder, other than the issuance of Class A Units expressly permitted under Section 7.4 of the Purchase Agreement, then the number of Class A Units purchasable upon exercise of this Warrant shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable under the circumstances.

(g)   Right to Verify Warrant Units. At any time and from time to time, the Holder may require verification as to the number of Class A Units covered by this Warrant, in which event the Company shall provide to the Holder its calculation thereof and supporting date, information and documentation with respect thereto.

Nothing contained in this Section 6 shall permit the Company to take, or permit to be taken, any action otherwise prohibited under the Purchase Agreement or this Warrant.

7.     Notice of Adjustments; Other Notices.

(a)   Notice of Adjustments. In the event the Company shall take any action which, upon completion, pursuant to Sections 6(a), 6(b), 6(c), 6(d), 6(e) or 6(f) hereof would result in an adjustment of the number of Class A Units purchasable upon exercise of this Warrant, the Company will give to the Holder at its last address known to the Company written notice of such action (by first class mail, postage prepaid) fifteen (15) Business Days in advance of its effective date. Such notice shall contain the Company’s certificate signed by its Authorized Officer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the number of Class A Units purchasable after giving effect to such adjustment. In the event that the actual adjustment required by such event is different from that set forth in such notice, the Company shall promptly mail to the Holder a revised certificate and notice in accordance with this Section 7(a). Holder shall have the right to dispute any facts and/or calculations contained in the notice of adjustment(s) delivered to the Holder pursuant to this Section 7(a) so long as written notice of such dispute is provided to the Company within thirty (30) days following the Holder’s receipt of such notice of adjustment(s).

(b)   Other Notices. In the event (i) that the Company shall take a record of the holders of its Class A Units (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock or any class or any other securities, or (ii) of any capital reorganization of the Company, any reclassification of the Capital Stock of the Company, any Fundamental Transaction or (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (y) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (z) the date on which such reorganization, reclassification, Fundamental Transaction, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Class A Units (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their Class A Units (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, Fundamental Transaction, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

8.     No Registration under Securities Act. Neither this original Warrant nor the Class A Units issuable upon the exercise of this original Warrant have been registered under the Securities Act or under the securities laws of any state. In issuing this Warrant, the Company has relied upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. Holder has represented to the Company under the Purchase Agreement that it has not acquired this Warrant with a view to distribution and that any Class A Units issuable upon exercise of this Warrant will not be acquired by it with a view to distribution. Holder acknowledges, by acceptance of this Warrant, that the sale of this Warrant, the Warrant Units or of any of the Class A Units issuable upon exercise of this Warrant, under certain circumstances may be deemed to constitute a distribution within the meaning of, and require registration under the Securities Act. Upon exercise of this Warrant, the Holder shall confirm in writing certain matters by executing and delivering to the Company the form attached as Exhibit “A” hereto.

9.     Holder’s Put Rights. The Warrant Units to be acquired by the Holder hereunder and the Warrant Units issuable upon exercise of this Warrant are subject to the Holder’s Put Rights pursuant to and in accordance with the provisions of Section 6.16 of the Purchase Agreement.

10.   Intentionally Omitted.

11.   Certain Distributions. In addition to any and all rights and remedies available to the Holder under and pursuant to the LLC Agreement, if any Holder (i) is allocated any income of the Company for which the Holder (or direct or indirect owner of such Holder) is liable for federal, state and/or local income tax, or (ii) is allocated any income of the Company as a result of the receipt or exercise of this Warrant, then the Company shall, to the extent permitted under the LLC Agreement, make a Tax Distribution to the Holder. This Section 11 is not intended to apply with respect to any tax liability incurred on and solely as a result of the exercise of a Put hereunder.

12.   Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate. No remedy conferred in this Warrant upon any Holder is intended to be exclusive of any other remedy available to such Holder, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing or any delay or failure to exercise any right hereunder on the part of any such Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Holder. The Company shall reimburse the Holder, upon demand, for any and all costs, expenses, claims and charges, including (without limitation) attorneys’ fees, incurred by the Holder in connection with the Holder’s enforcement of any term, provision, right or remedy contained in this Warrant, where such enforcement action arises in connection with the Company’s failure to comply with any provision of this Warrant.

13.   Notices. All notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) the business day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iii) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy number set forth below, or at such other address or facsimile number as such party may hereafter specify by written notice to the other party hereof:

Company:	LTN Acquisition, LLC
14900 Landmark Boulevard, Suite 300
Dallas, Texas 75254

Attention: L. Allen Baker, Jr, President and CEO

With a copy to:	Fulbright & Jaworski, L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201

Attention: William Paul Bowers, Esq.

Holder:	Brookside Mezzanine Fund II, L.P.
201 Tresser Boulevard, Suite 330
Stamford, CT 06901-3435

Attention: Mr. Corey L. Sclar

With a copy to:	Stevens & Lee.
620 Freedom Business Center
Suite 200
King of Prussia, Pennsylvania 19406

Attention: Steven M. Tyminski, Esq.

14.   Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of reasonable evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of Warrants and (in the case of loss, theft, or destruction) of reasonable indemnity and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver, in lieu thereof, new Warrants of like tenor.

15.   Governing Law. The validity, interpretation and performance of this Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law. Any action which is based, directly or indirectly, on this Warrant or any matter in or related to this Warrant, shall be brought only in the courts of the State of Delaware. Each of the Company and the Holder thereof irrevocably waives any objection which it may now or hereinafter have to the laying of the venue of any suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

16.   Delays, Omissions, Etc. No delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default by the Company under this Warrant shall be deemed a further or continuing waiver or a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default by the Company under this Warrant, or any waiver on the part of the Company of any provision, term or condition of this Warrant must be in writing and shall be effective only to the extent specifically set forth in such writing.

17.   Amendments. Neither this Warrant nor any term or provision hereof may be amended, modified, waived or terminated except by a written instrument signed by the Company and the Holder.

18.   Acceptance. Receipt of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

19.   Binding Effect. This Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of, and may be enforced by, each permitted Holder from time to time of this Warrant and the Warrant Units.

20.   Headings. The descriptive headings of the several sections of these Warrants are inserted for convenience only and do not constitute a part of this Warrant.

21.   Survival. The provisions of Sections 1, 9, 12, 13, 15, 16, 17, 19, 20 and 21 of this Warrant shall survive the exercise of this Warrant, and shall continue thereafter in full force and effect in accordance with their terms.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused this original Warrant to be signed by its duly authorized officer, attested by its duly authorized officer, and this Warrant to be dated this 28th day of May, 2013.

LTN ACQUISITION, LLC

By:	/s/ L. Allen Baker, Jr.
Name: L. Allen Baker, Jr.
Title: President and Chief Executive Officer

(“Company”)

Signature Page to Warrant – Brookside

EXHIBIT “A”

INVESTMENT REPRESENTATION STATEMENT

Purchaser:

Company:	LTN Acquisition, LLC

Security:	Class A Units

Amount:

Date:

In connection with the purchase of the above-listed securities (the “Securities”), the undersigned (the “Purchaser”) represents to the Company as follows:

(a)          The Purchaser is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Act”).

(b)          The Purchaser understands that the Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if the Purchaser’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c)          The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

(d)          The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(e)          The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.

(f)          The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(g)          The Purchaser is an accredited investor within the meaning of Regulation D of the Act.

Purchaser: __________________________]

EXHIBIT “B”

Net Issue Election Notice

To:[ _______ ]

Date: [ ______________________ ]

Re: Warrant dated May 28, 2013 executed and delivered by LTN Acquisition, LLC to and in favor of Brookside Mezzanine Fund II, L.P. (the “Warrant”; any capitalized terms used herein without definition shall have the meanings ascribed to those terms in the Warrant)

The undersigned hereby elects under Section 2(d) of this Warrant to surrender the right to purchase [______________] Class A Units pursuant to this Warrant and hereby requests the issuance of [______________] Class A Units, [the following sentence shall be included in this Net Issue Election Notice only if Class A Units are certificated] The certificate(s) for the Class A Units issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

SCHEDULE “A”

FORM OF EXERCISE

TO PURCHASE CLASS A UNITS

The undersigned hereby irrevocably elects to exercise the Warrant to purchase [__________] Class A Units of LTN ACQUISITION, LLC (“Class A Units”)L and hereby makes payment of S therefor]. The undersigned hereby requests that certificates for such Class A Units (if such Class A Units are certificated) be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of Class A Units purchased hereby is less than the number of Class A Units covered by Warrant, the undersigned request that a new Warrant representing the number of Class A Units not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

1 Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant.